EXHIBIT 99.1

PROXY SOLICITED BY BOARD OF DIRECTORS  FOR SPECIAL MEETING OF STOCKHOLDERS

October 29, 2002

DATUM INC.

PROXY – SPECIAL MEETING OF STOCKHOLDERS
This Proxy is solicited on behalf of the Board of Directors

The undersigned holder of Common Stock of Datum Inc. (“Datum”) hereby appoints Erik van der Kaay and Robert J. Krist, or either of them, proxies of the undersigned with full power of substitution, to vote at a Special Meeting of Stockholders of Datum to be held at 10:00 a.m. on Tuesday, October 29, 2002, at Datum’s offices at 9975 Toledo Way, Irvine, California, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.
Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.
(continued and to be signed on the other side)

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Item 1 – Proposal to approve and adopt the Agreement and Plan of Merger dated as of May 22, 2002, among Datum Inc., Symmetricom, Inc. and Dublin Acquisition Subsidiary, Inc.

☐	☐	☐
FOR	AGAINST	ABSTAIN

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger dated as of May 22, 2002, among Datum Inc., Symmetricom, Inc. and Dublin Acquisition Subsidiary, Inc.

Signature of Stockholder(s)

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Date:

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